UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTER COAST MLP & INFRASTRUCTURE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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Shareholder Services

January 4, 2018

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

Re: Center Coast MLP & Infrastructure Fund

Dear Shareholder:

We have tried unsuccessfully to contact you regarding a very important matter concerning your investment in Center Coast MLP & Infrastructure Fund. This matter pertains to important operating initiatives for Center Coast MLP & Infrastructure Fund which requires your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-800-991-5628 between 9:00 a.m. and 10:00 p.m. Eastern Standard Time Monday through Friday. At the time of the call, please reference the number listed below. Please contact us before January 23, 2018.

Thank you.

Sincerely yours,

Dan C. Tutcher

Trustee, President and Chief Executive Officer

REFERENCE NUMBER: 123456789

Center Coast MLP & Infrastructure Fund

1600 Smith Street, Suite 3800 • Houston, Texas 77002

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

CENTER COAST MLP & INFRASTRUCTURE FUND

1600 Smith Street, Suite 3800, Houston, Texas 77002

January 8, 2018

Dear Shareholder:

Center Coast MLP & Infrastructure Fund recently sent to you proxy materials regarding the upcoming Special Meeting of Shareholders (the “Special Meeting”). Your important proxy vote is needed on proposals affecting Center Coast MLP & Infrastructure Fund. The Special Meeting is scheduled to be held on Tuesday, January 23, 2018 at the offices of Center Coast Capital Advisors, LP, 1600 Smith Street, Suite 3800, Houston, Texas 77002 at 3:30 p.m. Central Time.

CENTER COAST MLP & INFRASTRUCTURE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED. PLEASE TAKE A MOMENT NOW TO CAST YOUR IMPORTANT VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

Detailed information about the Special Meeting and the proposals can be found in the proxy statement. To simplify matters we have included an additional copy of your proxy card(s) for your convenience. Should you have any questions about the proposals, or about how to vote, please call 1-800-991-5628.

Thank you in advance for your attention to this important matter.

Sincerely,

/s/ Dan C. Tutcher

Dan C. Tutcher

Trustee, President and Chief Executive Officer

Voting is easy. Please take a moment now to cast your vote using one of the voting options listed below:

1. Vote by Phone. Simply dial the toll-free number located on the enclosed proxy card. Please have the proxy card available at the time of the call.

2. Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

OBO

Center Coast MLP & Infrastructure Fund Level I Machine Script

Hello.

I am calling on behalf of your investment with Center Coast MLP & Infrastructure Fund.

The Special Meeting of Shareholders is scheduled to take place on January 23, 2018.  All shareholders are being asked to consider and vote on important matters.  As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-991-5628 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

Center Coast MLP & Infrastructure Fund Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Center Coast MLP & Infrastructure Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on January 23, 2018.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meetings, I can record your voting instructions by phone.

Your Board of Trustees is unanimously recommending a vote “In Favor” of each proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is unanimously recommending a vote “In Favor” of each proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Center Coast MLP & Infrastructure Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation — I am recording your (Recap Voting Instructions).

For confirmation purposes:

•                  Please state your full name. (Pause)

•                  According to our records, you reside in (city, state, zip code). (Pause)

•                  To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmations of your vote for each meeting within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmations.  Mr. /Ms.            , your votes are important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 12-20-2017

MUTUAL FUND PROXY FACT SHEET FOR: CENTER COAST MLP & INFRASTRUCTURE FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	NOVEMBER 30, 2017	OFFICES OF CENTER COAST CAPITAL ADVISORS, LP
Mail Date	DECEMBER 8, 2017	1600 SMITH STREET, SUITE 3800
Meeting Date	JANUARY 23, 2018 @ 3:30 PM CST	HOUSTON, TEXAS 77002

ADDITIONAL INFORMATION		CONTACT INFORMATION

Ticker Symbol	SEE PAGE 3	Inbound Line	1-800-991-5628
CUSIP	SEE PAGE 3	Website	www.centercoastcap.com

What are Shareholders being asked to vote on?

1.              To approve a new investment advisory agreement between the Fund and Brookfield Investment Management Inc.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION — FOR

2.              To elect the trustee nominees to hold office until successors are duly elected and qualify.

a)             as a Class I Trustee, to hold office until the Fund’s 2018 annual meeting or until his successor has been elected and qualified

Nominee: David Levi

b)             as a Class II Trustees, to hold office until the Fund’s 2019 annual meeting or until his successor has been elected and qualified

Nominee: Edward A. Kuczmarski

Nominee: Stuart A. McFarland (Preferred Shareholders Only)

c)              as a Class III Trustees, to hold office until the Fund’s 2020 annual meeting or until his successor has been elected and qualified

Nominee: Louis P. Salvatore

Nominee: Heather S. Goldman (Preferred Shareholders Only)

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION — FOR

PROPOSAL 1: To approve a new investment advisory agreement between the Fund and Brookfield Investment Management Inc.

Why are shareholders being asked to approve a new investment advisory agreement?

Center Coast Capital Advisors, LP serves as the Fund’s investment adviser. Center Coast Capital Holdings, LLC (“Center Coast”), the parent company of the Advisor, recently announced its intention to be acquired by Brookfield Investment Management Inc. (“BIM”), a wholly-owned subsidiary of Brookfield Asset Management Inc. (“Brookfield”) (the “Transaction”). The closing of the Transaction will be deemed to cause an “assignment” of the current investment advisory agreement between the Advisor and the Fund. In order to provide for continuity of advisory services for the Fund after the closing of the Transaction, the Board of Trustees of the Fund is requesting that you vote to approve a new investment advisory agreement between the Fund and BIM pursuant to which the current portfolio managers of the Fund, who will become employees of BIM upon the closing of the Transaction, would continue to manage the Fund.

For Internal Distribution Only

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How will I as a Fund shareholder be affected by the Transaction?

Your Fund investment will not change as a result of the acquisition of Center Coast by Brookfield. You will still own the same Fund shares before and after the Transaction. While BIM will replace the Advisor as investment adviser to the Fund, the current portfolio managers of the Fund will become employees of BIM and will continue to manage the Fund according to the same objectives and policies as before, and do not anticipate any significant changes to the Fund’s investment operations. Shareholders may benefit as a result of the Center Coast team being able to take advantage of the depth and breadth of personnel, resources and experience of the broader BIM and Brookfield organizations. The integration of the Fund into the Brookfield fund complex may benefit Fund shareholders through operating efficiencies and increased administrative support.

Can you provide me with additional information on Brookfield Investment Management Inc. (“BIM”)?

BIM is an investment adviser registered with the Securities and Exchange Commission and represents the Public Securities platform of Brookfield. BIM provides global listed real assets strategies including real estate equities, infrastructure equities, real asset debt and diversified real assets. With over $16 billion of assets under management as of September 30, 2017, BIM manages separate accounts, registered funds and opportunistic strategies for institutional and individual clients, including financial institutions, public and private pension plans, insurance companies, endowments and foundations, sovereign wealth funds and high net worth investors. BIM is a wholly owned subsidiary of Brookfield, a leading global alternative asset manager with over $265 billion of assets under management as of September 30, 2017.

Will there be any change to the Fund’s management fee?

No. There will be no change in the contractual management fees you pay.

What will happen if shareholders of the Fund do not approve the new investment advisory agreement before consummation of the Transaction?

Consent of each registered investment company managed by the Advisor, including the Fund, is a condition to the closing of the Transaction. For purposes of satisfying this consent condition, the Fund will be deemed to have consented only if shareholders approve the new investment advisory agreement and the election of the Trustee Nominees. Therefore, the Transaction is not expected to be consummated prior to approval by shareholders of the new investment advisory agreement. However, if shareholders have not yet approved the new investment advisory agreement and BIM were to waive the applicable closing condition, BIM may manage the Fund under an interim investment advisory agreement, but must place its compensation for its services during this interim period in escrow, pending shareholder approval of the new investment advisory agreement. The Board of Trustees urges you to vote without delay in order to avoid potential disruption to the Fund’s operations.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

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PROPOSAL 2: To elect the trustee nominees to hold office until successors are duly elected and qualify.

NAME OF TRUSTEE	CLASS	TRUSTEE SINCE	YEAR OF BIRTH
David Levi	I	NOMINEE	1971
Edward A. Kuczmarski	II	NOMINEE	1949
Stuart A. McFarland (Preferred Shareholders Only)	II	NOMINEE	1947
Louis P. Salvatore	III	NOMINEE	1946
Heather S. Goldman (Preferred Shareholders Only)	III	NOMINEE	1967

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At:
www.proxyonline.com/docs/centercoastmlpandinfrastructurefund2018.pdf

NAME OF FUND	CUSIP	CLASS	TICKER
Center Coast MLP & Infrastructure Fund	151461100	COMMON	CEN
Center Coast MLP & Infrastructure Fund	1514612#6	PREFFERED

AST Fund Solutions, LLC (“AST”) is mentioned on page 1 of the Proxy Statement

The Fund would not incur any costs in seeking the necessary shareholder approvals for the New Advisory Agreement or the election of the Trustee Nominees.

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